[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.4

August 20, 2007 (the “Letter Effective Date”)

Pamela A. Simonton

Senior Vice President, Patents and Licensing

Exelixis, Inc.

170 Harbor Way

P.O. Box 511

South San Francisco, CA94083-0511

Re:	Extension of Collaborative Research Period; BMS Option to Further Extend Collaborative Research Period

Dear Ms. Simonton:

Reference is hereby made to that certain Collaboration Agreement (the “Agreement”) dated as of December 5, 2005, by and between Exelixis, Inc., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”), and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, NY 10154 (“BMS”). Capitalized terms used in this letter agreement (this “Letter”) that are not otherwise defined herein shall have the meanings given to them in the Agreement.

In connection with the Collaboration between the Parties conducted pursuant to the Agreement, this Letter is intended to (a) provide notice to Exelixis of BMS’ desire to extend the Collaborative Research Period for an additional one-year period (i.e., through January 11, 2009) pursuant to Section 2.5 of the Agreement, and (b) set forth the Parties’ mutual understandings with respect to BMS’ option to extend the Collaborative Research Period by an additional one-year period from January 12, 2009 through January 11, 2010.

1.	BMS hereby notifies Exelixis that the Collaborative Research Period shall be extended by one additional year (i.e. through January 11, 2009) pursuant to Section 2.5 of the Agreement. A revised Research Plan, which includes activities that will be performed by the Parties in the period from January 12, 2008 through January 11, 2009, has been approved by the JRC in accordance with Section 2.6 of the Agreement.

2.

Exelixis hereby agrees that, notwithstanding the last sentence of Section 2.5 of the Agreement, BMS shall have the unilateral option to extend the Collaborative Research Period by an additional one-year period, from January 12, 2009 through January 11, 2010, with a level of research funding to be determined by the JRC pursuant to Section 2.6, and with research support payments to be made to Exelixis pursuant to Section 7.2 in the same manner as for the period from January 12, 2008 through January 11, 2009; provided that, in such event, the FTE Rate shall increase on January 1, 2010 by an amount equal to the Consumer Price Index (for the San Francisco, California

area as reported as of January 1st in such year when compared to the comparable statistic for January 1st of the preceding year).

3.	BMS hereby agrees that, notwithstanding the language in [ * ] of the Agreement to the contrary, as of the Letter Effective Date, Exelixis shall not have any obligation to [ * ]; provided, however, that: (i) in the event that Exelixis desires to [ * ], (A) Exelixis shall notify BMS, no later than ninety (90) days prior to the proposed date of such [ * ], of the [ * ], as well as the rationale for such [ * ], in order to allow BMS the opportunity to assess the effects of any such [ * ] (and any benefits or obligations associated therewith), subject to [ * ], and (B) in the event that BMS desires [ * ], Exelixis shall use commercially reasonable efforts (without the necessity of providing any consideration) to facilitate any such [ * ] by BMS; (ii) Exelixis shall also notify BMS if Exelixis [ * ]; and (iii) where any such [ * ] provides for a [ * ], Exelixis shall not, without BMS’ prior written consent, [ * ].

If you are in agreement with the terms and conditions of this Letter, please execute and return the enclosed duplicate copy of this Letter.

Sincerely,

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Michael Levy
Title:	VP, Alliance Management

ACKNOWLEDGED AND AGREED

as of August 20, 2007

EXELIXIS, INC.

By:	/s/ George Scangos
Title:	President & CEO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.